Exhibit 24.1

POWER OF ATTORNEY

Each of the undersigned officers and/or directors of Stanley Black & Decker, Inc., a Connecticut corporation (the “Registrant”), does hereby make, constitute and appoint each of Janet M. Link and Donald J. Riccitelli his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to execute (a) a registration statement on Form S-3 relating to the registration of one or more series of securities including, without limitation, debt securities, preferred stock, common stock (including associated depositary preferred stock purchase rights included in the common stock), warrants, depositary shares, stock purchase contracts and stock purchase units of the Registrant, (b) any and all amendments and supplements thereto, including post-effective amendments, and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933 and (c) other instruments necessary or appropriate in connection therewith, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary or desirable to be done, and to take or cause to be taken any and all such further actions in connection with such registration statement as such attorney-in-fact and agent, in his or her sole discretion, deems necessary or appropriate, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this power of attorney has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James M. Loree James M. Loree	Director and President and Chief Executive Officer (Principal Executive Officer)	October 27, 2020

/s/ Donald Allan Jr. Donald Allan Jr.	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	October 27, 2020

/s/ Jocelyn S. Belisle Jocelyn S. Belisle	Vice President and Chief Accounting Officer (Principal Accounting Officer)	October 27, 2020

/s/ Andrea J. Ayers Andrea J. Ayers	Director	October 27, 2020

/s/ George W. Buckley	Director	October 27, 2020
George W. Buckley

/s/ Patrick D. Campbell Patrick D. Campbell	Director	October 27, 2020

/s/ Carlos M. Cardoso Carlos M. Cardoso	Director	October 27, 2020

/s/ Robert N. Coutts Robert B. Coutts	Director	October 27, 2020

/s/ Debra A. Crew Debra A. Crew	Director	October 27, 2020

/s/ Michael D. Hankin Michael D. Hankin	Director	October 27, 2020

/s/ Dmitri L. Stockton Dmitri L. Stockton	Director	October 27, 2020

/s/ Irving Tan Irving Tan	Director	October 27, 2020